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                    [GAMBLE GIVENS & MOODY P.A. LETTERHEAD}


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 15,1996 except for Note X, for which the date is April 12, 1996 on the Financial Statements of All Star Rental, Inc, included in or made a part of Bestway, Inc.'s registration statement dated June 24, 1996 and to all references to our Firm included in this registration statement.

                                                /s/ GAMBLE, GIVENS & MOODY, P.A.
                                                    Gamble, Givens & Moody, P.A.

North Charleston, South Carolina
June 20, 1996